FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                BILLY DEAD, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                55-0799176
(State of Incorporation or Organization)    (IRS Employer Identification Number)

  2312 Lorenzo Drive, Los Angeles, CA                     90068
(Address of principal executive offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                              Name of Each Exchange on Which
Title of Each Class to be so Registered       Each Class is to be Registered
---------------------------------------       ------------------------------
                 None                                     None

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

      Securities Act registration statement file number to which this form relates:

                                   333-104620

        Securities to be registered pursuant to Section 12(g) of the Act:

                            Series A Preferred Stock
                            ------------------------
                                (Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

      The securities of Billy Dead, Inc. (the "Company" or "Registrant") to be registered are Series A Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock"). Information concerning the Series A Preferred Stock is included under the caption "Description of Securities" in the Registrant's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on April 18, 2003, as amended (Registration No. 333-104620) (the "Registration Statement"), and is incorporated herein by reference.

      Certain provisions of the Company's Certificate of Incorporation and Bylaws may have the effect of discouraging unsolicited acquisition proposals or making it more difficult for a third party to gain control of the Company. Information concerning these provisions is included under the caption "Description of Securities - Provisions of our certificate of incorporation and bylaws" in the Registration Statement and is incorporated herein by reference.

Item 2. Exhibits.

 Exhibit Number    Description of Document
 --------------    -----------------------

       3.1         Amended and Restated Certificate of Incorporation.*

       3.2         Bylaws.*

       3.3         Amendment to Bylaws dated as of June 15, 2003.**

       4.2         Form of Series A preferred stock certificate.*

* Incorporated by reference to the Registrant's initial Registration Statement on Form SB-2, File No. 333-104620 dated April 18, 2003.

** Incorporated by reference to Amendment No. 1 to Registration Statement dated June 24, 2003.

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  October 30, 2003
                                   BILLY DEAD, INC.

                                   By: /s/ PETER S. FUHRMAN
                                       ------------------------
                                           Peter S. Fuhrman,
                                           President and Chief Executive Officer